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                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Columbia Financial of Kentucky, Inc. ("CFKY"), and/or Columbia Federal Savings Bank ("Columbia Federal"), hereby constitutes and appoints Robert V. Lynch or Carol S. Margrave as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to (i) sign the Registration Statement on Form S-1 for the registration of certain common shares of CFKY, to be filed by CFKY with the Securities and Exchange Commission, and any amendments thereto, and to file the same, with all exhibits, and other documents in connection therewith with the Securities and Exchange Commission; and (ii) sign the Application for Conversion on Form AC for the conversion of Columbia Federal from mutual to stock form, to be filed with the Office of Thrift Supervision, and any amendments thereto, and to file the same, with all exhibits and other documents in connection therewith with the Office of Thrift Supervision; granting unto said attorneys-in-fact and agents or substitutes full power and authority to do and perform each and every thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or substitutes may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of this 29th day of January, 1998.


                                                /s/ Fred A. Tobergte, Sr.
                                                -------------------------
                                                    Fred A. Tobergte, Sr.
                                                    Director